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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                          Date of Report
                          July 27, 1998


                 GRAND CENTRAL SILVER MINES, INC.
      (Exact name of registrant as specified in its charter)


                              Utah
          (State or other jurisdiction of incorporation)


0-17048                                 87-0429204
(Commission File No.)                   (IRS Employer ID)



                       1010 Ironwood Drive
                            Suite 105
                   Couer d'Alene, Idaho   83814
      (Address of principal executive offices and Zip Code)



                          (208) 769-7340
       (Registrant's telephone number, including area code)









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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On April 28, 1998, Grand Central Silver Mines, Inc., (the "Company") filed a civil action in the United States District Court for the District of Utah, Central Division, Case No. 2:98cv00300S against Spenst Hansen, Keystone Survey, Inc., a Utah corporation, West Tintic Mining Company, a Utah corporation, South Iron Blossom Mining Company, a Utah corporation, and Axis Development Corporation, a Utah corporation, Defendants. The civil action alleged that: 1) the defendants violated Section 16(b) of the Securities Exchange Act of 1934; 2) Spenst Hansen breached the fiduciary duties owed to the Company; and, 3) Spenst Hansen converted assets belonging to the Company. The Company seeks an accounting; recovery of short swing profits; disgorgement of proceeds; return of stock; not less than $247,000 in actual damages; not less than $750,000 in punitive damages; an injunction; and, costs and attorney's fees. On May 5, 1998, the court entered a temporary restraining order and on May 8, 1998, the parties agreed to extend the temporary restraining order indefinitely. Mr. Hansen has not yet filed a response to the allegations of the complaint.

     On July 17, 1998, the Company settled the foregoing matter pursuant to the terms and conditions of certain documents which are attached hereto. The explanation contained herein is qualified by the exhibits attached hereto and the exhibits should be reviewed in their entirety for a complete understanding of the resolution of the litigation. Further, the description contained herein is qualified in its entirety by the said exhibits.

     In summary, the defendants agreed to purchase all of the shares of common stock of Mammoth Mining Company and purchase certain Tintic Mining District Patented Mining Claims in consideration of 398,810 shares of the Company's common stock currently owned by the defendants. The Company will cancel and retire the foregoing 398,810 shares of common stock upon receipt thereof. The Company will retain a 2% met smelter return from such claims. Further, the defendants will pay to the Company the sum of $50,000 and assign all of their interest in and to certain Utah State Metalliferous Minerals Leases located in Beaver County, Utah. Hansen will retain a 2% net smelter return royalty from such leases.

     In addition to the foregoing, for a period of five years from July 17, 1998, neither Spenst Hansen nor any partner or other business entity owned or controlled by Spenst Hansen in whole or in part shall acquire, own control, operate or develop any interest in real property used or useful in connection with mining that is wholly or partially within a one mile radius of the Company's properties located in Beaver County, Utah and Churchill County, Nevada. Further, the Company will occupy the Centennial Eureka Building in Eureka, Utah for a period of four months from July 17, 1998, at no cost to the Company.

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     In addition, the parties executed mutual releases of claims and contracted for other miscellaneous items.

     On July 20, 1998, the parties dismissed the foregoing litigation.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     The Company has not determined if it is required to file financial statements pursuant to Item 7 of Form 8-K. In the event the Company is required to file such financial statements, it will file the same within 60 days from July 31, 1998 as required by Item 7(a)(4) of Form 8-K.

Exhibits:

10.1 Settlement Agreement and Release

10.2 Agreement and Release


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GRAND CENTRAL SILVER MINES, INC.



                              BY: /s/ John P.  Ryan
                                  John P.  Ryan, President

DATED: July 29, 1998